For additional information, contact:
Mark Fusler Director of Financial Reporting investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2019 FOURTH QUARTER AND YEAR END RESULTS

PHOENIX, May 23, 2019 (GLOBE NEWSWIRE) -- Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 30, 2019.
Three months ended March 30, 2019 compared to the three months ended March 31, 2018

•
Net revenue was $241.1 million, down 0.6% from $242.5 million in the prior year period. Net revenue for the three months ended March 30, 2019 includes subcontracted pass-through services of $6.2 million, which are now recognized on a gross basis rather than net of associated costs. Current period revenue was lower from reduced home sales volume, largely offset by price increases and product mix. In the prior year period, the Company recognized $14.8 million of home sales revenue from early commercial loan payoffs received under Cavco's wholesale lending programs, in addition to completion of disaster-relief units for the Federal Emergency Management Agency.

•
Income before income taxes was $26.1 million, a 15.0% decrease from $30.7 million. During the period, the Company experienced higher gross profit margins from increased prices coupled with declining home production materials input costs. Additionally, gross profit margins were enhanced by improved earnings in the financial services segment. In the prior year quarter, the Company recognized $4.5 million of other income from gains realized on the sale of corporate investments.

During the current year quarterly period, items ancillary to our core operations had the following impact on the results (in millions). None of these items occurred in the prior year period.

Three Months Ended March 30, 2019
Net revenue
Unrealized gains on equity investments in the financial services segment	$0.6
Selling, general and administrative expenses
Legal and other expenses related to the Company's internal investigation and response to the Securities and Exchange Commission ("SEC") inquiry	(0.8)
Director and Officer ("D&O") insurance premium amortization	(2.1)
Other income
Unrealized gains on corporate equity investments	0.7

•	Income tax expense was $6.1 million, resulting in an effective tax rate of 23.4% compared to $8.6 million and an effective tax rate of 27.9% in the prior year period.

•	Net income was $20.0 million compared to $22.1 million, a 9.5% decrease. Diluted net income per share was $2.17 versus $2.40 for the comparable period last year.

Twelve months ended March 30, 2019 compared to the twelve months ended March 31, 2018

•
Net revenue was $962.7 million, up 10.5% from $871.2 million in the prior year. Current year Net revenue includes subcontracted pass-through services of $24.9 million, which is recognized on a gross basis, rather than net of associated costs in the prior year presentation. The remaining increase was primarily from higher home selling prices and product mix.

•
Income before income taxes increased 10.4% to $86.7 million as compared to $78.5 million. The improvement was from higher gross profit margins from home sales, as well as improved earnings in the financial services segment. In the prior year, the Company received a $3.4 million favorable dispute settlement resolution that reduced cost of sales and also recognized $4.5 million of other income from gains realized on the sale of corporate investments.

During the current year period, items ancillary to our core operations had the following impact on the results (in millions). None of these items occurred in the prior year.

Year Ended March 30, 2019
Net revenue
Unrealized gains on equity investments in the financial services segment	$0.1
Selling, general and administrative expenses
Legal and other expenses related to the Company's internal investigation and the response to SEC inquiry	(2.1)
D&O insurance premium amortization	(2.8)
Other income
Unrealized losses on corporate equity investments	(0.3)

•
Income tax expense was $18.1 million, an effective tax rate of 20.8%, compared to income tax expense of $17.0 million and an effective rate of 21.7% in the prior year. The current period benefited from the Tax Cuts and Jobs Act (the "Tax Act"), while the prior year benefited from the requisite revaluation of the net deferred income tax balance as a result of the Tax Act, whereby the Company recorded a net income tax benefit of $4.8 million.

•	Net income was $68.6 million, up 11.5% from net income of $61.5 million. Diluted net income per share was $7.40 versus $6.68 in the prior year.
Commenting on the results, Bill Boor, President and Chief Executive Officer said, "This quarter’s positive results, and our results for the year, demonstrate the underlying strength in our business. During the year, the Company was successful in executing on our core priorities, including more effectively matching home sales prices with input costs. These initiatives were further aided by reductions in certain commodity prices this quarter. In addition, our financial services segment experienced one of its most profitable quarters to date."
Mr. Boor continued, "We look forward to another great year in fiscal 2020. We continue to believe that the need for affordable housing is strong. We’ve got a great team here at Cavco and our Company is in a strong position to help address the need for affordable housing in this country. I'm very excited to have the opportunity to lead Cavco in that important work."
Cavco’s management will hold a conference call to review these results tomorrow, May 24, 2019, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Friendship Homes, Chariot Eagle and Lexington Homes. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions and any future acquisition or the ability to attain the anticipated benefits of such acquisitions and the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages and the pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and contraction in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption, including federal government shutdowns; information technology failures and data security breaches; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC; the risk of potential litigation or regulatory action, and costs and expenses, arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, including the Company's indemnification obligations and insurance costs regarding such matters; potential reputational damage that the Company may suffer as a result of the matters that are the subject of the subpoenas from the SEC, as well as the results of the investigation being carried out by the Audit Committee of the Board of Directors; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2018 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 30, 2019	March 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$187,370	$186,766
Restricted cash, current	12,148	11,228
Accounts receivable, net	40,701	35,043
Short-term investments	12,620	11,866
Current portion of consumer loans receivable, net	30,058	31,096
Current portion of commercial loans receivable, net	15,234	5,481
Inventories	116,203	109,152
Assets held for sale	3,061	—
Prepaid expenses and other current assets	44,654	27,961
Total current assets	462,049	418,593
Restricted cash	351	1,264
Investments	32,137	33,573
Consumer loans receivable, net	56,727	63,855
Commercial loans receivable, net	27,772	11,120
Property, plant and equipment, net	63,484	63,355
Goodwill and other intangibles, net	82,696	83,020
Total assets	$725,216	$674,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,305	$23,785
Accrued liabilities	125,181	126,500
Current portion of securitized financings and other	19,522	26,044
Total current liabilities	174,008	176,329
Securitized financings and other	14,618	33,768
Deferred income taxes	7,002	7,577
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Outstanding 9,098,320 and 9,044,858 shares, respectively	91	90
Additional paid-in capital	249,447	246,197
Retained earnings	280,078	209,381
Accumulated other comprehensive income (loss)	(28)	1,438
Total stockholders’ equity	529,588	457,106
Total liabilities and stockholders’ equity	$725,216	$674,780

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net revenue	$241,113	$242,529	$962,746	$871,235
Cost of sales	185,320	188,225	757,040	690,555
Gross profit	55,793	54,304	205,706	180,680
Selling, general and administrative expenses	31,487	28,404	121,568	106,907
Income from operations	24,306	25,900	84,138	73,773
Interest expense	(608)	(1,092)	(3,444)	(4,397)
Other income, net	2,378	5,896	5,982	9,147
Income before income taxes	26,076	30,704	86,676	78,523
Income tax expense	(6,105)	(8,564)	(18,054)	(17,021)
Net income	$19,971	$22,140	$68,622	$61,502

Net income per share:
Basic	$2.20	$2.45	$7.56	$6.82
Diluted	$2.17	$2.40	$7.40	$6.68
Weighted average shares outstanding:
Basic	9,098,320	9,039,815	9,080,878	9,024,437
Diluted	9,219,015	9,240,296	9,268,737	9,201,706

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net revenue:
Factory-built housing	$225,528	$228,074	$905,726	$815,519
Financial services	15,585	14,455	57,020	55,716
Total net revenue	$241,113	$242,529	$962,746	$871,235

Capital expenditures	$1,318	$5,361	$7,636	$8,386
Depreciation	$1,150	$959	$4,374	$3,658
Amortization of other intangibles	$80	$92	$324	$368

Total factory-built homes sold	3,519	4,063	14,389	14,537

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